UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 30, 2022

(Date of earliest event reported)

RING ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Hughes Landing Blvd. Suite 900 The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

(281) 397-3699

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On August 31, 2022, Ring Energy, Inc. (“Ring”), as buyer, and Stronghold Energy II Operating, LLC, a Delaware limited liability company (“Stronghold OpCo”), and Stronghold Energy II Royalties, LP, a Delaware limited partnership (“Stronghold RoyaltyCo”, together with Stronghold OpCo, collectively, “Stronghold”), as seller, consummated the transactions contemplated in that certain Purchase and Sale Agreement dated July 1, 2022, by and among Ring and Stronghold (the “Purchase Agreement”) that was previously reported on Form 8-K filed on July 8, 2022 with the Securities and Exchange Commission (the “SEC”). At the closing of the Purchase Agreement, among other things, Ring acquired (the “Stronghold Acquisition”) interests in oil and gas leases and related property of Stronghold located in the Central Basin Platform of Texas, for an aggregate purchase price (the “Purchase Price”) consisting of (i) $167.9 million in cash, net of preliminary and customary purchase price adjustments and subject to final post-closing settlement between Ring and Stronghold, paid at the closing of the Purchase Agreement, (ii) $15.0 million in cash to be paid on or before the six month anniversary of the closing of the Stronghold Acquisition, (iii) 21,339,986 shares (the “Common Shares”) of common stock, par value $0.001 per share of Ring (“Common Stock”), (iv) 153,176 shares (the “Preferred Shares”) of newly created Series A Convertible Preferred Stock, par value $0.001 per share of Ring (“Preferred Stock”), and (v) assumed mark-to-market unrealized hedge losses of $26.4 million as of August 31, 2022. The Purchase Price is subject to customary purchase price adjustments with an effective date of June 1, 2022. At the closing of the Stronghold Acquisition, 23,249 of the Preferred Shares (the “Escrow Shares”) were deposited in a stock escrow account for Stronghold’s indemnity obligations, 129,927 of the Preferred Shares (the “Closing Preferred Shares”) were issued to Stronghold OpCo, and the Common Shares were issued to Stronghold OpCo.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On August 31, 2022, in connection with the closing of the Purchase Agreement, Ring and Stronghold entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the Common Shares and shares of Common Stock issued upon conversion of the Preferred Shares (collectively, the “Shares”). The Registration Rights Agreement provides that, within 10 days after receipt of all information needed by Ring to include in the selling stockholder table, Ring will prepare and file a registration statement to permit the public resale of the Shares. With respect to each individual Holder (as defined in the Registration Rights Agreement), Ring shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until the earlier of (i) the first date after the one-year anniversary of the Registration Rights Agreement on which a Holder, together with its affiliates, owns less than one percent (1%) of the then-outstanding Common Stock, including shares of Common Stock issuable upon conversion of the Preferred Stock (whether or not convertible in accordance with the terms of the Certificate of Designation at such time), and (ii) the date on which all Common Stock (including Common Stock issuable on conversion of the Preferred Stock) owned by such Holder may be sold without restriction pursuant to Rule 144 (or any similar provision) under the Securities Act with no volume, manner of sale or other restrictions or limitations.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the terms of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreement

In connection with the closing of the Purchase Agreement, Ring entered into a customary lock-up agreement (the “Lock-up Agreement”) on August 31, 2022 with Stronghold OpCo providing that such holder will not transfer any of the Common Shares, the Preferred Shares or shares of Common Stock acquired from the conversion of the Preferred Shares (the “Lock-up Shares”) for 90 days after the closing of the Stronghold Acquisition; provided, however, such period shall be reduced to 60 days for any Lock-up Shares distributed by Stronghold OpCo to non-affiliates of Warburg Pincus LLC (“Warburg”) in accordance with the terms of the Lock-up Agreement.

The foregoing description of the Lock-up Agreement is qualified in its entirety by the terms of the Lock-up Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Director Nomination Agreement

In connection with the closing of the Purchase Agreement, on August 31, 2022, Ring and Stronghold entered into a director nomination agreement (the “Nomination Agreement”) containing provisions by which Stronghold will have the right to designate two directors to the Board of Directors (the “Board”) of Ring. Stronghold has the right to designate two directors to the Board so long as it beneficially owns at least 15% of the outstanding Common Stock. Stronghold has the right to appoint one director to the Board so long as it beneficially owns between 10% to 15% of the outstanding Common Stock.

The foregoing description of the Nomination Agreement is qualified in its entirety by the terms of the Nomination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Credit Agreement

On August 31, 2022, Ring, as borrower, Truist Bank (“Truist”), as administrative agent (the “Administrative Agent”) and as issuing bank, and the Lenders party thereto entered into the Second Amended and Restated Credit Agreement (the “Credit Agreement”) which amends and restates that certain amended and restated credit agreement dated as of April 9, 2019, by and among Ring, Truist and the lenders party thereto (as amended and restated from time to time prior to August 31, 2022, the “Existing Credit Agreement”). All of the obligations under the Credit Agreement, and the guarantees of those obligations, are secured by substantially all of Ring’s assets, including those acquired in the Stronghold Acquisition. Among other things, the Credit Agreement increased the borrowing base from $350 million to $600 million; extended the maturity date of the Credit Agreement to August 31, 2026; removed and replaced the reference to the London InterBank Offer Rate “(“LIBOR”) based interest rate benchmark provisions with the Secured Overnight Finance Rate (“SOFR”); added certain hedging requirements; adjusted certain financial ratio covenants; and increased the interest rates for amounts outstanding and unused commitments.

The foregoing description of the Credit Agreement is qualified in its entirety by the terms of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2022, pursuant to the closing of the Purchase Agreement, among other things, Ring completed the Stronghold Acquisition for cash consideration of approximately $182.9 million (of which $15 million was deferred until six months after the closing of the Purchase Agreement), net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between Ring and Stronghold, 21,339,986 shares of Common Stock, 153,176 shares of Preferred Stock and assumed mark-to-market unrealized hedge losses of $26.4 million as of August 31, 2022, as described above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement in Item 1.01 above is incorporated in this Item 2.03 by reference.

If the outstanding Preferred Stock has not been converted into Common Stock on or before January 31, 2023, then the Preferred Stock will accrue dividends from August 31, 2022, the date of initial issuance, at a rate of 8% per annum until such time as it has converted. In addition, Ring will be required to redeem all of the outstanding Preferred Stock if the Preferred Stock has not converted into Common Stock on or before September 30, 2027. The price per share for redemption would be the greater of the liquidation preference or the market price of Common Stock that each holder would receive if such holder had fully converted its shares of Preferred Stock into shares of Common Stock on the redemption date.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Stronghold Acquisition and the shares of Common Stock and Preferred Stock in Item 2.01 above is incorporated in this Item 3.02 by reference.

The shares of Common Stock and Preferred Stock issued pursuant to the Purchase Agreement were issued in reliance on an exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the SEC under the Securities Act. Ring relied upon representations, warranties, certifications and agreements of Stronghold in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 31, 2022, in connection with the closing of the Purchase Agreement, Ring entered into the Nomination Agreement, whereby Stronghold has the right to designate two directors to the Board. Stronghold designated Roy I. Ben-Dor and David S. Habachy to the Board. On September 1, 2022, the Board increased the size of the Board from seven members to nine members and appointed Messrs. Ben-Dor and Habachy as directors to hold office until Ring’s annual meeting of stockholders in 2023 and the election of their successors.

The Board approved an annual cash retainer of $75,000 for each of Messrs. Ben-Dor and Habachy. The Board also approved an equity award of 37,797 restricted stock units (“RSUs”) pursuant to the Ring Energy, Inc. 2021 Omnibus Incentive Plan and a restricted stock unit agreement for Mr. Habachy. Each RSU represents the contingent right to receive one share of Common Stock.

Roy I. Ben-Dor, age 39, joined Warburg in 2011. He has been a Managing Director at Warburg since January 2020. He was a Principal at Warburg from 2016 through 2019. Previously, he worked at McKinsey & Company in New York. He is a Director of Artis Exploration, Citizen Energy, Eco Material Technologies, Stronghold OpCo, ViridiEnergy and Zenith Energy. He also works with ClimeCo, Gradiant Corporation, Montana Renewables, and Terra Energy Partners. Mr. Ben-Dor received a BA cum laude in Psychology and Economics with Distinction from Duke University, a JD magna cum laude from Harvard Law School and an MBA with High Distinction (“Baker Scholar”) from Harvard Business School.

David S. Habachy, age 46, served as a Managing Director on the Energy team of Warburg from 2017 until July 2022.  Previously, Mr. Habachy served as Managing Director and member of the Investment Committee of the Kayne Anderson Energy Funds.  Additionally, while at Kayne Anderson, Mr. Habachy served on numerous boards of oil and gas upstream E&P and midstream companies in the U.S. and Canada from 2008 to 2017. Prior to entering into private equity in 2008, Mr. Habachy spent 10 years in asset management, operations and consulting in the upstream E&P business. He started his petroleum engineering career at Arco/Vastar in 1998. Mr. Habachy serves on the board of directors of Earthstone Energy, Inc., a company with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, Mr. Habachy currently serves on the Investment Committee Board for Memorial Hermann Health System and is a board member of the Houston Producers’ Forum. Mr. Habachy holds a B.S. in Chemical Engineering and an MBA degree with George Kozmetsky highest honors distinction from The University of Texas at Austin.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2022, Ring filed with the Secretary of State of the State of Nevada a Certificate of Designation of the Series A Convertible Preferred Stock (the “Certificate of Designation”), which created the Preferred Stock issued by Ring at the closing of the Purchase Agreement on August 31, 2022.

Each share of Preferred Stock will be convertible into 277.7778 shares of Common Stock, subject to adjustment as set forth in the Certificate of Designation. No dividend will be paid on the Preferred Stock if it converts into Common Stock on or before January 31, 2023. Accordingly, until such date each share of Preferred Stock will automatically convert into 277.7778 shares of Common Stock at an initial conversion price of $3.60 per share of Common Stock immediately following the receipt of Ring stockholder approval of the conversion feature of the Preferred Stock and the issuance of Common Stock upon conversion of the Preferred Stock. The initial conversion rate is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of Common Stock.

If the Preferred Stock has not automatically converted into Common Stock on or before January 31, 2023, then each holder of Preferred Stock will be entitled to receive dividends at an annual rate of 8% of the initial liquidation preference per share from the date of issuance. If a cash dividend is not declared and paid on any dividend payment date, then the liquidation preference per share of Preferred Stock will be increased by the amount of the unpaid dividend.

Ring will be required to redeem all of the outstanding shares of Preferred Stock at a price equal to the greater of the liquidation preference or the market price of Common Stock that each holder would receive if such holder had fully converted its shares of Preferred Stock into shares of Common Stock on the redemption date if the Preferred Stock has not been converted into Common Stock on or before September 30, 2027.

Except as expressly required by law, the holders of Preferred Stock have no voting rights, including the right to elect directors, and their consent is not required for taking corporate action; provided, however, we have agreed not to take any of the following actions without the affirmative vote or consent of the holders of a majority of the outstanding shares of Preferred Stock voting separately as a single class: (a) create, authorize (including by way of reclassification, merger, consolidation, subdivision or other similar reorganization) or issue any of our equity securities except with respect to certain employee plans, including additional shares of Preferred Stock; (b) redeem, acquire, engage in a tender offer (other than responding to a third-party tender offer as required by applicable law) or otherwise purchase any of our equity securities except with respect to certain employee plans; (c) declare or pay, set apart for payment in respect of or make any direct or indirect distribution or distribution (whether in cash, securities or other property) in respect of any equity securities, other than with respect to the Preferred Stock; (d) amend, repeal, modify or alter our Articles of Incorporation or Bylaws so as to affect adversely the rights, preferences, privileges or voting or consent rights of the Preferred Stock or the holders of the Preferred Stock; (e) announce, authorize or enter into any agreement related to or consummate a material transaction, including (but not limited to) any change of control as such terms are defined in the Certificate of Designation; or (f) increase or decrease the size of the Board other than as set forth in the Purchase Agreement or any ancillary documents thereto.

The foregoing description of the amendment to Ring’s articles of incorporation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 1, 2022, Ring issued a press release announcing the consummation of the transactions contemplated in the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, Ring makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item 9.01 and Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01 and Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*	Purchase and Sale Agreement dated July 1, 2022, by and among Ring Energy, Inc., Stronghold Energy II Operating, LLC, and Stronghold Energy II Royalties, LP (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on July 8, 2022).

2.1(a)*	First Amendment to Purchase and Sale Agreement by and among Stronghold Energy II Operating, LLC, Stronghold Energy II Royalties, LP, and Ring Energy, Inc., dated August 4, 2022 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on August 9, 2022).

3.1	Certificate of Designation of the Series A Convertible Preferred Stock dated August 30, 2022.

10.1	Registration Rights Agreement dated August 31, 2022, by and among Ring Energy, Inc., Stronghold Energy II Operating, LLC, and Stronghold Energy II Royalties, LP.

10.2	Lock-up Agreement dated August 31, 2022, by and between Ring Energy, Inc. and Stronghold Energy II Operating, LLC.

10.3	Director Nomination Agreement dated August 31, 2022, by and among Ring Energy, Inc., Stronghold Energy II Operating, LLC, and Stronghold Energy II Royalties, LP.

10.4	Second Amended and Restated Credit Agreement dated August 31, 2022, by and among Ring Energy, Inc., Truist Bank, and the Lenders from time to time party thereto.

99.1	Press Release dated September 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RING ENERGY, INC.

Date:	September 6, 2022	By:	/s/ Travis T. Thomas
Travis T. Thomas
Chief Financial Officer